UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 18, 2015 (February 16, 2015)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2015, Quality Distribution, Inc. (the “Company”) entered into a Modification to Terms of Employment (the “Modification”) for Joseph J. Troy with Mr. Troy, its Executive Vice President and Chief Financial Officer. The Modification extends from 52 to 104 weeks the period for which Mr. Troy would receive severance pay equal to his then-current base salary and continued coverage under Company medical plans if Mr. Troy’s employment is terminated by the Company without cause or by Mr. Troy with good reason. The remaining severance and other provisions of Mr. Troy’s employment agreement with the Company are unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification to Terms of Employment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Modification to Terms of Employment for Joseph J. Troy, dated February 16, 2015, between Quality Distribution, Inc. and Joseph J. Troy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: February 18, 2015	By:	/s/ John T. Wilson
	Name:	John T. Wilson
	Title:	Senior Vice President, General Counsel and Secretary

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